Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "BAYROCK VENTURES, INC.", CHANGING ITS NAME FROM "BAYROCK VENTURES, INC." TO "INNOVATIVE WIRELESS TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF FEBRUARY, A.D. 2010, AT 8:28 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4579153 8100

AUTHENTICATION: 7834517

100192805

DATE: 02-25-10

STATE OF DELAWARE
CERTIFICATION OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
BAYROCK VENTURES, INC.

A corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Bayrock Ventures, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

The name of the corporation is hereby amended to Innovative Wireless Technologies, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment

IN WITNESS WHEREOF, said Bayrock Ventures, Inc. has caused this certificate to be signed by Pavel Alpatov, an Authorized Officer, this 29 day of December, 2009.

By: ______________________
Authorized Officer
Title: Chief Executive Officer
Name: Pavel Alpatov
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State of Delaware
Secretary of State
Division of Corporations
Delivered 08:31 AM 02/24/2010
FILED 08:28 AM 02/24/2010
SRV 100192805 - 4579153 FILE